UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

SELECT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-50400	20-0218264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 892-7080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SLCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective as of October 15, 2021, First Bancorp, the holding company for First Bank, Southern Pines, North Carolina, completed its acquisition by merger of Select Bancorp, Inc. (the “Company”), the holding company for Select Bank & Trust Company, Dunn, North Carolina (the “Merger”). The Company merged with and into First Bancorp, with First Bancorp as the surviving entity. The Merger was completed pursuant to an Agreement and Plan of Merger and Reorganization dated June 1, 2021 (the “Agreement”).

Upon closing of the Merger, each outstanding share of the Company’s common stock, other than shares held by the Company, First Bancorp, or any of their respective wholly owned subsidiaries, was converted into the right to receive 0.408 of a share of First Bancorp’s common stock. Cash will be paid in lieu of any fractional shares that would otherwise be payable to the Company’s shareholders. Upon the closing of the Merger, each outstanding and unexercised option to purchase shares of the Company’s common stock, whether or not previously vested, was cancelled in exchange for a cash payment of $18.00 minus the exercise price for each share of the Company’s common stock subject to such stock option.

Following the completion of the Merger, effective as of October 16, 2021, the Company’s bank subsidiary, Select Bank & Trust Company, merged with and into First Bank, the principal subsidiary of First Bancorp, with First Bank continuing as the surviving bank.

The foregoing description of the Merger and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 15, 2021, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger would be effective at 11:59 p.m. on October 15, 2021. Prior to the open of trading on October 18, 2021, Nasdaq filed with the SEC an application on Form 25 to remove the Company’s common stock from listing on Nasdaq and withdraw the registration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934. In connection with the completion of the Merger, trading of the Company’s common stock on Nasdaq ceased before the opening of trading on October 18, 2021. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

Upon the completion of the Merger, each outstanding share of the Company’s common stock, other than shares held by the Company, First Bancorp, or any of their respective wholly owned subsidiaries, was converted into the right to receive 0.408 of a share of First Bancorp’s common stock. As described in the Company’s Current Report on Form 8-K filed on September 20, 2021, the Merger Agreement was approved by the Company’s shareholders at a special shareholders’ meeting held on September 17, 2021. The information set forth in Items 2.01, 3.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of the Registrant.

Upon the completion of the Merger, effective as of October 15, 2021, the Company merged with and into First Bancorp and, accordingly, a change in control of the Company occurred. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon completion of the Merger, all of the directors and executive officers of the Company ceased serving as directors and executive officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon effectiveness of the Merger, the separate corporate existence of the Company ceased. The articles of incorporation and bylaws of First Bancorp, as in effect immediately before the completion of the Merger, became the articles of incorporation and bylaws of the surviving corporation without change. Consequently, the articles of incorporation and bylaws of the Company ceased to be in effect upon completion of the Merger. The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger and Reorganization, dated June 1, 2021, by and between Select Bancorp, Inc. and First Bancorp. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 1, 2021)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP
(successor by merger to Select Bancorp, Inc.)

Date: October 18, 2021	By:	/s/ Eric P. Credle
Eric P. Credle
Chief Financial Officer